Exhibit 10.13
LEASE
THIS LEASE made and entered into this 25th day of Oct., 2004, by and between J. P. H. Development Corp. (hereinafter “Landlord”) and Xstream Systems (hereinafter “Tenant”).
W I T N E S S E T H
In consideration of the mutual covenants and agreement herein contained, it is agreed by and between Landlord and Tenant as follows:
     1. Demised Premises; Term:
Landlord hereby leases to Tenant the premises in Indian River County, Florida, described as

Address:	3873 39TH Square, Vero Beach, FL 32960
2,400 SF, Bay 14, Gateway Industrial Center
For the term of five (5) years, beginning at 12:01 a.m. on the first (1st) day of November 2004, and ending at 11:59 p.m. on the 31th day of October 2009. Lessee, at Lessee’s option, shall have the right to renew this Lease for a five-year term under the same terms and conditions herein stated.
     2. Minimum Rent:
Tenant shall pay to Landlord for the term of this lease a minimum annual rent of $19,020.00, payable monthly in advance in the amount of $1,585.00, plus applicable sales tax at seven percent (7%) in the amount of $110.95, due on the first day of each month (“Rent Day”) during the term of this Lease. The sum of $3,391.90, representing the first and last months rent, plus applicable sales tax, is due on the first (1st) day of October 2004.
     3. Use:
Tenant will use the leased property only for Commercial/Industrial/Administrative, and will make no unlawful, improper, or offensive use of the lease property. Tenant agrees to conduct its business in a proper and ordinary manner and will not do or suffer anything to be done to the detriment of said premises nor permit or suffer of any waste, reasonable wear and tear accepted, nor permit said premises or the common area to be used for any illegal, vicious or immoral purposes.

     4. Additional Rent:
Landlord and Tenant mutually agree that the rental rate will increase during the third through fifth year of the initial lease period as follows:

November 1, 2005 to October 31, 2006:	Rental Rate:	$ 1,625 month + sales tax
November 1, 2006 to October 31, 2007	Rental Rate:	$ 1,665 month + sales tax
November 1, 2007 to October 31, 2008	Rental Rate:	$ 1,710 month + sales tax
November 1, 2008 to October 31, 2009	Rental Rate:	$ 1,750 month + sales tax
     5. Late Payments:
A.	If the monthly rent payment is not received on or before the tenth (10th) day of the month for which the rent is due, there will be a late charge of five percent (5%) of the amount of rent due. If a rent check is received and it is returned because of insufficient funds, there will be a charge of five percent (5%) of the amount of rent due plus any costs charged by the bank for the return of the check.

B.	If any rent, late charges, or other sums payable by Tenant to Landlord under the Lease are not paid within ten (10) days after the same are due, they will bear interest at a premium rate of fifteen percent (15%), which interest will be due and payable as additional rent on or before the next Rent Day and will accrue from the date such sums are payable under the provisions of this Lease until actually paid by Tenant.
     6. Indemnity and Liability Insurance:
Lessee agrees to and does hereby indemnify and save Lessor harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys’ fees for the defense thereof, arising from the conduct or management of the business conducted by Lessee in the demised premises, or from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or from any act or negligence of Lessee, its agents, contractors, servants and employees, in or about the demise premises, the sidewalks adjoining same and the other areas of the complex used by Lessee in common with others, unless caused by or due to the act, omission, fault, negligence or misconduct of landlord or its agents, servants or employees. In the event any action or proceeding is brought against Lessor by reason of any such claim, Lessee covenants to defend such action or proceeding by counsel reasonably satisfactory to Lessor. Lessee will, during the term of this lease, at its own cost and expense, maintain and provide general liability insurance for the benefit and protection of Lessor and Lessee (said policy to name Lessor as an additional insured), in an amount not less than $1,000,000.00 for bodily injury and property damage, and $50,000.00 for fire damage legal liability. Policy should also include a provision for $5,000.00 of medical payment per person arising out of any one accident or occurrence. Said policy shall cover the demised premises, the side walks adjoining same and the other areas of the complex used by Lessee. The public liability policy or a certificate thereof shall be delivered to Lessor at the commencement of the term, together with proof of payment of premium and renewals thereof not less than twenty (20) days before its expiration date. Said policy and/or certificate shall contain an undertaking by the insurer to give Lessor not less and thirty (30) days written notice of any cancellation or change in scope or amount of coverage of such policy. If Lessee fails to comply with this requirement, Lessor may obtain such insurance and keep same in effect and Lessee shall pay Lessor the cost thereof upon demand as additional rent.
The Lessee shall be responsible for maintaining plate glass insurance and provide a copy of said insurance to the Lessor at the time of occupancy. If the Lessee fails to maintain said insurance, the Lessor shall have the right to obtain said insurance and charge the Lessee for said premium.
     7. Common Areas and Common Area Maintenance:
A.1.	Landlord shall be responsible only for major repairs that may be required to the roof of the building and exterior painting if required. Landlord to provide lawn maintenance, landscaping and maintenance of the parking lot area.

2.	Tenant shall be responsible for repairs to the air-conditioning and heating system up to Five Hundred ($500.00) Dollars in cost. Tenant to provide janitorial service during the Lease period.
B. Tenant shall at all times keep the leased premises and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures) in good order and condition, except for structural portions of the premises, which shall be maintained by Landlord. If Landlord is required to make repairs to structural portions by reason of Tenant’s negligent acts of omission to act, Landlord may add the cost of such repairs to the rent, which shall thereafter become due.
C. If tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and Tenant shall pay Landlord’s costs for making such repairs plus twenty (20%) percent for overhead, upon presentation of bill therefore, as additional rent.
D. Utilities: Tenant shall be responsible for all utility costs applicable to its portion of the building.
     8. Damage by Fire or Other Casualty:
If the leased premises is damaged by fire or other casualty to the extent of twenty (20%) percent or more, the Landlord shall have the option to rebuild and repair the leased premises or to terminate this Lease; if damaged to a lesser extent, the Landlord will rebuild and repair. Landlord must give written notice within forty-five (45) days of its intent. In the event of damage by fire or other casualty, the rent payable under this Lease shall abate in proportion to the portion of this Lease, until the premises are rebuilt or repaired (or until the Lease is terminated, if terminated in accordance with this paragraph).
     9. Damage to Tenant’s Property:
All personal property placed in the leased premises shall be at the risk of the Tenant or owner thereof, and the Tenant assumes all risks of any damage to Tenant’s property that may occur by reason of water or the bursting or leaking of any pipes or waste water about said premises or from any active negligence of any co-tenant or occupants of the building, or of any other persona, or fire, or hurricane or other act of God, or from any cause whatsoever, unless caused by or due to the act, omission, fault, negligence or misconduct of Landlord or its agents, servants, or employees.
     10. Remedies for Failure to Pay Rent:
If any rent required by this Lease shall not be paid when due, Landlord shall have the option after five (5) days written notice to:
A. Terminate this Lease, resume possession of the property for his own account and recover immediately from the Tenant the difference between the total rent specified for the full term of this Lease and the total amount of rent already paid by Tenant; or
B. Resume possession and re-lease or rent the property for the remainder of the term for the account of the Tenant, and recover from Tenant, at the end of the term or at the time each payment of rent comes due under the Lease as the Landlord may choose the difference between the rent specified in the Lease and the rent received on the re-leasing or renting.
In any event, Landlord shall also recover all expenses incurred by reason of the breach, including a reasonable attorney’s fees.
     11. Remedies for Breach of Agreement:
If either the Landlord or the Tenant shall fail to perform, or shall breach any agreement of this Lease other than non-payment of rent, and such failure or breach continues for thirty (30) days after written notice to the party in default, the party giving notice may institute action in a court of competent jurisdiction to terminate this Lease or to compel performance of the agreement, and the prevailing party to that litigation shall be paid by the losing party all expenses of such litigation, including reasonable attorney’s fees and court costs.
     12. Access By Landlord:
The Landlord may enter, inspect and make such repairs to the leased property, as the Landlord deems necessary at all reasonable times.
     13. Assignment or Subleasing:
A. No Assignment of this Lease or sublease of any part of the leased property by the Tenant or any Assignee or Sublessee shall be valid without written consent of the Landlord, and such consent shall be in the sole discretion of the Landlord. No assignment or sublease shall relieve the Assignor or Sublessor of any obligation under this Lease.
B. The Landlord shall have the right, at any time, to assign this Lease as collateral security for any mortgage for any indebtedness of the Landlord whatsoever, or to sell the leased premises.
     14. Notice, Address:
All rent payable and notice given under this Lease to the Landlord shall be paid and given to J.P.H. Development Corp., 3880 39th Square, Vero Beach, Florida 32960 or such other place as the Landlord shall specify in writing. All notices given under the Lease to the Tenant or any Assignee or Sublessee shall be given at the Leased premises. Any notice property mailed by registered mail, postage and fee prepaid, shall be deemed delivered 48 hours after mailed, whether received or not.

     15. Termination:
A. At the termination of this Lease, by lapse or time as otherwise provided herein, Tenant shall yield up immediate possession to the Landlord, and failing to do so, shall pay as liquidated damages for the whole time such possession is withheld, a sum equal to double the pro rata rent per day; however, the provisions of this clause shall not be held as a waiver by the Landlord of any right of re-entry as otherwise set forth herein; nor shall the receipt of said rent, or any part thereof, or any other act in apparent affirmance of the tenancy, operate as a waiver of the right to enforce the provisions of this paragraph.
B. The Landlord shall have the right and option to terminate this Lease, said termination to be effective immediately upon Landlord’s exercise of such option, in the event of any of the following: Tenant is adjudicated a bankrupt or insolvent, or takes the benefit of a reorganization against creditors’ action; or Tenant’s leasehold interest is levied upon; or a receive is appointed for Tenant; or Tenant fails to take possession of the premises within ninety (90) days after notice of the Landlord that the premises is ready for occupancy; or Tenant fails to open for business for any continuous sixty (60) day period during the term of this Lease.
     16. Alteration and Improvement; Condition At Termination:
A. No alterations or improvements shall be made to the premises except with the consent of the Landlord. Tenant shall cause no alterations or improvements that would subject the Landlord’s interest to any mechanic’s lien or claim of lien. In the event that any lien is filed against the property for any work, labor or services provided to the premises at the request of the Tenant, then the Tenant covenants and agrees to immediately bond or discharge the said lien and to fully indemnify and hold the Landlord harmless of any costs, fees, loss and charges, including attorney’s fees and court costs, which may arise by reason of such lien or claim of lien.
B. The Tenant shall return the property to the Landlord in as good condition as when first occupied, reasonable wear and tear accepted.
     17. Offset Statement, Subordination and Non-Disturbance:
A. Offset Statement: Within ten (10) days after request therefore by Landlord, or in the event of any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Landlord, Tenant shall provide an estoppel letter or statement. Tenant further agrees to deliver in recordable form a certificate to any proposed mortgage or purchaser, or to the Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.
B. Subordination: Tenant agrees that its interest in the leasehold premises is subordinate to the lien of any mortgage or mortgages, future advances thereunder, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings of which the leased premises are a part, and to all advances made or hereafter to be made upon in the security thereof. Tenant further agrees that it will, promptly and without charge, execute any documents required by the Landlord or its mortgages to evidence this subordination.
C. Subordination: In the event any proceedings are brought for the foreclosure of, or in any event of exercise of the power of sale under, any mortgage covering the premises or in the event a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser, or grantee in Lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Landlord under this Lease. Provided, however, that if this Lease is in full force and effect, the right to possession of Tenant to the Premises and Tenant’s right arising out of this Lease shall not be affected or disturbed by the rights of the mortgage in the exercise of any rights under the mortgage or note secured thereby, nor shall Tenant be named as a party defendant to any foreclosure to the lien of the mortgage. In the event that the mortgagee, or any person, acquires title to the premises pursuant to the exercise of any remedy provided for in the mortgage, this Lease shall not be terminated or affected by said foreclosure or sale, or any such proceeding, and the mortgagee shall agree that any sale of the premises pursuant to the exercise of any rights and remedies under the mortgage, or otherwise, shall be made subject to this Lease and the rights of Tenant hereunder.
D. Attorney-In-Fact: The Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections B. and C. above as shall be requested by Landlord. If fifteen (15) days after the date of a written request by Landlord to execute the same, Tenant shall unduly withhold his signature, Tenant will be deemed in default and Landlord may pursue all remedies under this Lease.

     18. Attorney’s Fees, Costs, Venue:
In any litigation arising out of this Lease, venue shall be in Indian River County, Florida, and the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.
     19. Time:
It is understood and agreed that time is of the essence of this Lease and of all the terms, conditions and provisions contained herein.
     20. Condemnation:
If any part of the leased premises shall be taken by eminent domain, and a part remains which is susceptible of occupation hereunder for the purpose described herein, as to the part taken, the Lease shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the number of square feet of the part remaining after the condemnation bears to the number of square feet in the entire leased premises at the date of condemnation. All compensation awarded upon such condemnation or taking shall go to the Landlord, including any right to compensation or damages to which the Tenant may be entitled during the term hereof by reason of the condemnation of all, or a part, of the leased premises. If the remainder of the premises after condemnation is not suitable for the use described herein, the Lease shall be terminated as of the date title vests in the condemnor. In any event, Landlord shall have the option to terminate this Lease as of the date title to all or any part of the premises vests in the condemnor.
     21. Broker’s Commission:
Landlord will be responsible for the payment of any brokerage fees due as a result of this lease agreement.
     22. Signs
All exterior signs must have prior written approval of the Landlord and no unsightly signs shall be erected or permitted to remain on the exterior of the leased premises or on either side of the windows or doors of the leased premises.

     23. Rights Cumulative:
The rights of the Landlord under the foregoing shall be cumulative, and failure on the part of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any of the said term.
     24. Radon Gas:
Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Indian River County Public Health unit.
     25. Security Deposit:
The Tenant agrees to pay a security deposit of $1,585.00 upon execution of this Lease.
     26. Entire Agreement:
This instrument contains the entire and only agreement between the parties concerning the demised premises and no prior or oral or written statements or representations not contained in this instrument shall have any force or effect. This Lessee shall not be modified in any way except in a writing executed by Landlord and Tenant, and no oral agreement or representations for rent shall be deemed to constitute a Lease other than this Agreement.

WITNESSES:	J. P. H. DEVELOPMENT CORP.

/s/ W. L. Becker	/s/ J. P. Hill

J. P. Hill, President
/s/ Jane E Moree

XSTREME SYSTEMS

/s/ W. L. Becker	/s/ Roger T. Sobkowiak

Roger T. Sobkowiak, COO
/s/ Jane E Moree